Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces First Quarter 2019 Results

Wayne, PA, April 30, 2019 - Liberty Property Trust (NYSE: LPT) announced financial and operating results for the first quarter of 2019.

Highlights for First Quarter 2019

•                  8.9 million square feet of leasing in quarter

•                  Rents increased 16.3% on a GAAP basis

•                  Cash same store operating income increased by 4.6%

•                  Six development projects delivered, 87.8% occupied at 3/31, 100% leased today

•                  NAREIT Funds from Operations $0.62 per diluted share

•                  2019 FFO guidance raised

Management Comments

“Demand from users for industrial space continues to be outstanding. The dynamism of the market is reflected in an extraordinarily active quarter with nearly nine million square feet of leasing activity, including significant renewals of 2020 expirations at very favorable rents and longer than typical lease terms,” said Bill Hankowsky, Chairman and Chief Executive Officer. “We are updating expectations for the year to reflect the solid performance of our portfolio.”

Financial Results

Net Income: Net income available to common shareholders was $0.37 per diluted share for the first quarter of 2019, compared to $0.95 per share for the same period in 2018.

Net income for the first quarter of 2019 and 2018 reflect gains on sales net of impairments of $0.06 and $0.64 per diluted share, respectively.

NAREIT FFO* available to common shareholders was $0.62 for the first quarter of 2019, compared to $0.65 per diluted share for the same period in 2018.

Industrial Operating Performance

Occupancy: At March 31, 2019, Liberty’s in-service operating portfolio of 103.0 million square feet was 95.6% occupied, compared to 96.3% at the end of the fourth quarter of 2018. During the quarter, Liberty completed lease transactions totaling 8.9 million square feet.  Rents on retention and replacement leases commenced during the quarter increased 6.6% on a cash basis (16.3% GAAP).

Same Store Performance: Property level operating income for same store properties increased by 4.6% on a cash basis (1.7% GAAP) for the first quarter of 2019, compared to the same quarter in 2018.

Real Estate Investments

Acquisitions: Liberty acquired five industrial properties totaling 1.1 million square feet for $127.5 million.

Development Deliveries: Liberty brought into service six industrial properties for a total investment of $89.1 million. The properties contain 850,000 square feet and were 87.8% occupied as of the end of the quarter, and are currently 100% leased.

Development Starts: Development commenced on two industrial properties totaling 163,000 square feet at a projected investment of $18.1 million.

Real Estate Dispositions

Liberty sold four operating properties totaling 297,000 square feet for $85.2 million.

Subsequent to quarter end, Liberty sold three office properties totaling approximately 74,000 square feet and 18 acres of land in Malvern, Pennsylvania for $10.2 million.

Capital and Balance Sheet Activity

During the first quarter, Liberty increased the dividend on its common shares of beneficial interest to $0.41 per share.

Additionally during the first quarter, Liberty issued $350 million of 4.375% senior unsecured notes due February 1, 2029.

2019 Outlook

For 2019, Liberty now expects to report net income available to common shareholders in the range of $2.23-$2.32 per diluted share, and NAREIT FFO in the range of $2.55-$2.65 per diluted share.

Liberty anticipates property level operating income for industrial same store properties to grow by 1.6% to 2.6% on a GAAP basis and 3.0% to 4.0% on a cash basis. This projection reflects our expectation that a major retailer in bankruptcy will vacate its 849,000 square foot space on May 1.

A reconciliation of GAAP net income available to common shareholders per diluted share to NAREIT FFO per diluted share for 2019 is below (all amounts projected). Additional information on assumptions underlying this guidance is included in Liberty’s first quarter 2019 supplemental financial report on the company’s website.

	Revised 2019 Outlook	Previous 2019 Outlook
Net income, per diluted share	$2.23 - $2.32	$2.21 - $2.32
Depreciation and amortization of unconsolidated joint ventures	0.09 – 0.09	0.09 – 0.09
Depreciation and amortization	1.26 – 1.36	1.26 – 1.36
Gain on property dispositions	(1.08) – (1.17)	(1.08) – (1.17)
Noncontrolling interest share of addbacks	0.05 – 0.05	0.05 – 0.05
NAREIT FFO, per diluted share	$2.55 - $2.65	$2.53 - $2.65

*Funds from Operations: Liberty uses the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP (“GAAP”) net income to NAREIT FFO is included in the financial data tables accompanying this press release.

About the Company

Liberty Property Trust is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. Liberty’s 108 million square foot operating portfolio provides productive work environments to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss first quarter  results, on Tuesday, April 30, 2019, at 1 p.m. Eastern Time.  To access the conference call, please dial 888-870-2815. The passcode needed for access is 4764619. A replay of the call will be available until May 31, 2019, by dialing 855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among other things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions.

Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Balance Sheet

March 31, 2019

(Unaudited and in thousands)

	March 31, 2019	December 31, 2018
Assets
Real estate:
Land and land improvements	$1,311,504	$1,241,593
Building and improvements	4,564,769	4,410,324
Less: accumulated depreciation	(978,406)	(945,365)
Operating real estate	4,897,867	4,706,552
Development in progress	440,593	472,169
Land held for development	297,384	296,244
Net real estate	5,635,844	5,474,965
Cash and cash equivalents	96,949	84,923
Restricted cash	17,696	10,899
Accounts receivable	15,992	14,109
Deferred rent receivable	114,944	111,627
Deferred financing and leasing costs, net	163,155	157,980
Investments in and advances to unconsolidated joint ventures	353,215	350,981
Assets held for sale	423,846	477,716
Right of use asset	18,097	—
Prepaid expenses and other assets	98,841	251,192
Total assets	$6,938,579	$6,934,392
Liabilities
Mortgage loans, net	$396,690	$395,202
Unsecured notes, net	2,632,089	2,285,698
Credit facilities	100,000	411,846
Accounts payable	51,267	65,260
Accrued interest	37,236	22,309
Dividend and distributions payable	62,229	60,560
Right of use liability	18,752	—
Other liabilities	218,131	272,143
Liabilities held for sale	18,035	17,065
Total liabilities	3,534,429	3,530,083

Noncontrolling interest	5,337	7,537
Equity
Shareholders’ equity
Common shares of beneficial interest	148	148
Additional paid-in capital	3,697,783	3,691,778
Accumulated other comprehensive loss	(51,803)	(55,243)
Distributions in excess of net income	(313,279)	(306,822)
Total shareholders’ equity	3,332,849	3,329,861
Noncontrolling interest - operating partnership	61,280	61,471
Noncontrolling interest - consolidated joint ventures	4,684	5,440

Total equity	3,398,813	3,396,772
Total liabilities, noncontrolling interest - operating partnership and equity	$6,938,579	$6,934,392

Liberty Property Trust

Statement of Operations

March 31, 2019

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
Revenue
Rental	$156,886	$146,361
Development service fee income	864	26,352
Total revenue	157,750	172,713
Expenses
Rental property	13,620	13,260
Real estate taxes	22,462	21,578
General and administrative	15,607	14,335
Leasing	3,208	2,812
Other operating expenses	2,268	2,502
Interest expense	25,519	22,670
Depreciation and amortization	43,484	39,659
Development service fee expense	833	28,067
Impairment charges - real estate assets	99	—
Total expenses	127,100	144,883
Interest and other income	3,394	2,494
Gain on property dispositions	741	4,158
Equity in earnings of unconsolidated joint ventures	7,009	6,764
Income from continuing operations before income taxes	41,794	41,246
Income taxes	(832)	(528)
Income from continuing operations	40,962	40,718
Discontinued operations (including net gain of $8.7 million on property dispositions for the three months ended March 31, 2019 and $90.0 million for the three months ended March 31, 2018)	14,786	103,007
Net Income	55,748	143,725
Noncontrolling interest - operating partnerships	(1,374)	(3,457)
Noncontrolling interest - consolidated joint ventures	(44)	(87)
Net Income available to common shareholders	$54,330	$140,181
Net income	$55,748	$143,725
Other comprehensive income - foreign currency translation	5,376	7,932
Other comprehensive (loss) income - derivative instruments	(1,854)	385
Comprehensive income	59,270	152,042
Less: comprehensive income attributable to noncontrolling interest	(1,500)	(3,738)
Comprehensive income attributable to common shareholders	$57,770	$148,304
Basic income per common share
Continuing operations	$0.27	$0.27
Discontinued operations	$0.10	$0.68
Basic income per common share	$0.37	$0.95
Diluted income per common share
Continuing operations	$0.27	$0.27
Discontinued operations	$0.10	$0.68
Diluted income per common share	$0.37	$0.95
Weighted average shares
Basic	147,559	147,060
Diluted	148,540	147,873

Liberty Property Trust

Statement of Funds from Operations

March 31, 2019

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$54,330	$140,181
Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,132	3,202
Depreciation and amortization	45,033	44,490
Gain on property dispositions / impairment - depreciable real estate assets continuing operations	(294)	(2,633)
Gain on property dispositions / impairment - depreciable real estate assets discontinued operations	(8,667)	(90,012)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	(910)	1,046
NAREIT FFO available to common shareholders - basic	92,624	96,274

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	910	(1,046)
Noncontrolling interest excluding preferred unit distributions	1,290	3,339
NAREIT FFO available to common shareholders - diluted	$94,824	$98,567
NAREIT FFO available to common shareholders - basic per share	$0.63	$0.65
NAREIT FFO available to common shareholders - diluted per share	$0.62	$0.65
Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	147,559	147,060
Dilutive shares for long term compensation plans	981	813
Diluted shares for net income calculations	148,540	147,873
Weighted average common units	3,520	3,520
Diluted shares for NAREIT FFO calculations	152,060	151,393

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding depreciation and amortization related to real estate, gains and losses from  the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures.  The Company has opted to include gains and losses from the sale of assets incidental to its main business as a REIT. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.